Exhibit 10.2

                             DISTRIBUTION AGREEMENT

      THIS DISTRIBUTION AGREEMENT (this "Agreement") is made between Ovation Products Corporation, a Delaware corporation ("Ovation"), and S. J. Electro Systems, Inc., a Minnesota corporation ("SJE" ).

                                    RECITALS

      A. Ovation is engaged in the design and development of distillation technology for use in wastewater treatment, water purification and related processes.

      B. SJE is engaged in the design, development, manufacture, marketing, sale and distribution of liquid level control devices for the water, sump and wastewater markets.

      C. The parties desire to work together to develop, market, sell and distribute septic appliances which incorporate Ovation's distiller technology.

      D. The parties are entering into contemporaneously with and conditional upon this Agreement that certain Strategic Alliance Agreement as well as a
Series A Preferred Stock Purchase Agreement, First Refusal and Co-Sale Agreement, Investor Rights Agreement, Promissory Note, Pledge Agreement, Confidentiality Agreement and Intellectual Property Agreement.

                                    AGREEMENT

      NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. APPOINTMENT

      1.1 APPOINTMENT. Ovation appoints SJE as its authorized distributor of Ovation distiller products used in Septic Appliances (as such term is defined in the Strategic Alliance Agreement) ("Products") within Canada, Mexico and the United States of America ("Territory") upon the terms and conditions of this Agreement.

      This appointment is exclusive within the Territory during the Exclusive Term. Exclusive means that Ovation will not directly or indirectly sell the Products in the Territory or authorize anyone other than SJE to distribute the Products in the Territory.

      This appointment is non-exclusive for a period of five years following the termination of the Exclusive Term (the "Non-Exclusive Term").

      At all times while SJE is an authorized distributor in the Territory, it shall also have the non-exclusive right to distribute and sell the Products in any geographical area outside the Territory for which Ovation has not yet granted exclusive distribution rights to a third party with respect to such area.


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      1.2 INDEPENDENT RELATIONSHIP; NO AGENCY. SJE's status under this Agreement is that of an independent contractor. Nothing in this Agreement shall constitute either party as the agent or legal representative of the other party for any purpose, and no officer, representative or employee of either party shall be considered as having employee status with Ovation. Neither party is granted the right or authority to assume or to create any obligation or responsibility, express or implied, in the name of or on behalf of the other party except as may
be  specifically   authorized  in  writing.  Each  party  shall  have  the  sole responsibility for the satisfaction of any and all claims made by third parties on account of its conduct or that of its employees or agents in the performance of this Agreement.

      1.3 STRATEGIC ALLIANCE AGREEMENT. This Agreement and that certain Strategic Alliance Agreement have been entered into concurrently by the parties. Capitalized terms not otherwise defined in this Agreement shall be provided the meanings afforded to them in the Strategic Alliance Agreement.

2. TERM

      2.1 EXCLUSIVE TERM. Except as otherwise provided herein, the Exclusive Term, as used in this Agreement, begins on the date that both parties agree in writing that sales in commercial quantities of Products are first made (the "Commencement Date," which shall be mutually agreed and recording in writing as close to the date agreed upon as practicable) and ends on the later of: (a) the seventh (7th) anniversary of the Commencement Date or (b) the date on which SJE has received $50,000,000 in Profit Sharing Payments, provided that in no event shall the Exclusive Term extend beyond the tenth (10th) anniversary of the Commencement Date.

      2.2 AGREEMENT TERM. The term of this Agreement shall begin on the date both parties has signed this Agreement ("Effective Date") and terminate on the earlier of the end of the Non-Exclusive Term or upon termination of the Strategic Alliance Agreement. This Agreement will be renewed only upon the written mutual agreement of the parties.

3. PRICES, PAYMENTS AND TERMS AND CONDITIONS OF SALE

      3.1 ORDERS. SJE shall submit purchase orders to Ovation for such Products as SJE may require. Each purchase order will include: (a) Products ordered; (b) quantity requested; (c) shipment dates requested; and (d) shipping instructions.

      3.2 DETERMINATION OF PRICES TO CUSTOMERS DURING THE EXCLUSIVE TERM. During the Exclusive Term, SJE shall recommend the prices for Products to be sold by SJE to its customers. Such recommended prices shall be subject to Ovation's approval (which shall not be unreasonably withheld).

      3.3 PRICES DURING NON-EXCLUSIVE TERM. During the Non-Exclusive Term, the price to be paid by SJE for the Products shall be according to Ovation's standard price lists in effect at the time an order is filled provided that such prices shall not exceed the lower of:

            (a) Prices available in the best price package (based on quantities, payment terms, delivery requirements and other terms) offered by Ovation to any of its other customers; or


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            (b) The best price  offered by  Ovation to any other  party  selling
Septic Appliances in each geographical area where SJE has the non-exclusive right to distribute and sell the Products.

4. WARRANTY

      4.1 APPLICABLE WARRANTY. The Products are subject to the Ovation warranty and limitation of warranty set forth in Exhibit 4.1 attached hereto.

5. TERMINATION PRIOR TO EXPIRATION OF NONEXCLUSIVE TERM

      5.1 IMMEDIATE TERMINATION UPON CERTAIN EVENTS OF BANKRUPTCY. Either party may at its option terminate this Agreement immediately upon written notice to the other in the event that the other party makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated to be bankrupt or insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, files an answer or similar pleading admitting the material allegations of a petition filed against it in any such proceeding; or consents to or acquiesces in the appointment of, or has its business placed in the hands of, a trustee, receiver, assignee, or liquidator of it or any substantial part of its business, assets or properties, whether by voluntary act or otherwise (a "Bankruptcy Event"). In the event of a Bankruptcy Event of SJE, Ovation shall have the option to terminate this Agreement as well as the Strategic Alliance Agreement. In the event of a Bankruptcy Event of Ovation, SJE shall have the option of terminating this Agreement and the Strategic Alliance Agreement.

      5.2 DUTIES OF PARTIES UPON TERMINATION. Upon termination of this Agreement, each party shall perform all obligations incurred prior to the effective date of such termination and all indebtedness of each party to the other shall become immediately payable, and any rights and obligations regarding confidentiality, intellectual property and indemnification for events prior to termination shall survive termination of this Agreement.

      5.3 TERMINATION FOR MATERIAL BREACH. Either party may immediately terminate this Agreement in the event that the other party does not cure a material breach of this Agreement within 30 days of receiving written notice of such breach.

      5.4 LICENSE AGREEMENT. So long as this Agreement and the Distribution Agreement have not been terminated: (a) SJE shall have no right under the License Agreement attached as Exhibit 5.4 to the Distribution Agreement to: (i) manufacture Products or (ii) utilize intellectual property of Ovation for any purposes other than those contemplated in the Distribution Agreement and the Strategic Alliance Agreement; and (b) SJE shall not be obligated to make the payments under the License Agreement.

6. SETTLEMENT OF DISPUTES

      6.1 BASIC DISPUTE RESOLUTION PROCEDURES. Any dispute between the parties either with respect to the interpretation of any provision of this Agreement or with respect to the


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performance  of either  party will be resolved as specified in Article 10 of the
Strategic Alliance Agreement.

7. GENERAL PROVISIONS

      7.1 AMENDMENT. Amendment of this Agreement shall only be binding upon the parties if made in writing and duly signed by both parties.

      7.2 WAIVER. Failure by either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or its right thereafter to enforce such provision or any other provision.

      7.3 ENTIRE AGREEMENT. This Agreement as well as the Strategic Alliance Agreement, the Series A Preferred Stock Purchase Agreement, the First Refusal and Co-Sale Agreement, the Investor Rights Agreement, the Promissory Note, the Pledge Agreement, the Confidentiality Agreement and the Intellectual Property Agreement constitute the entire agreement between the parties and supersede all previous understandings, representations, proposals, and discussions, whether oral or written, between the parties.

      7.4 GOVERNING LAW; DISPUTES. This Agreement shall be interpreted and enforced pursuant to the laws of the State of Minnesota. Any disputes arising under this Agreement shall be resolved by arbitration according to the rules of the American Arbitration Association following the procedures set forth in
Section 6 above.

      7.5 NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be considered given on the day sent when given in one of the following ways with simultaneous transmission by e-mail to the e-mail address shown:

            (a)   delivered personally,

            (b)   sent by facsimile, telegram, telex or cable; or

            (c)   by registered or certified mail, return receipt requested;

to the parties at the following addresses (or at such other address as a party may specify by written notice to the other):

            If to Ovation:              Ovation Products Corporation
                                        Attention: Mr. Allen Becker 395
                                        Dunstable Road
                                        Nashua, NH 03062
                                        Email: a_becker@ovationproducts.com


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            If to SJE:                  S.J. Electro Systems, Inc.
                                        Attention: Mr. Nathan Fetting
                                        22650 County Highway 6
                                        P.O. Box 1708
                                        Detroit Lakes, MN 56502
                                        Email: nathanf@sjerhombus.com

      7.6 ASSIGNMENT. Neither party hereto shall assign, transfer or otherwise dispose of this Agreement, in whole or in part, to any individual, firm, corporation, association or other entity without the prior written consent of the other party.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

OVATION PRODUCTS CORPORATION                    S.J. ELECTRO SYSTEMS, INC.


By: /s/ Allen E. Becker                         By:
    ----------------------------                    ----------------------------
    Its: CEO                                        Its:


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            If to SJE:                  S.J. Electro Systems, Inc.
                                        Attention: Mr. Nathan Fetting
                                        22650 County Highway 6
                                        P.O. Box 1708
                                        Detroit Lakes, MN 56502
                                        Email: nathanf@sjerhombus.com

      7.6 ASSIGNMENT. Neither party hereto shall assign, transfer or otherwise dispose of this Agreement, in whole or in part, to any individual, firm, corporation, association or other entity without the prior written consent of the other party.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the day and year first above written.

OVATION PRODUCTS CORPORATION                    S.J. ELECTRO SYSTEMS, INC.


By:                                             By: /s/ Laurie Lewandowski
    ----------------------------                    ----------------------------
    Its: CEO                                        Its: CEO


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                                  EXHIBIT 4.1

                                OVATION WARRANTY

NO EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR PARTICULAR PURPOSE OR MERCHANTABILITY, OR EXPRESS OR IMPLIED WARRANTY OF ANY OTHER NATURE IS GRANTED HEREIN. NO ONE IS AUTHORIZED TO ASSUME FOR OVATION ANY LIABILITY IN CONNECTION WITH THE SALE OF THIS PRODUCT.

OVATION'S OBLIGATIONS UNDER THIS WARRANTY SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF THE PRODUCT, AT OVATION'S SOLE DISCRETION, DURING THE TWO (2) YEAR PERIOD FROM THE DATE ON WHICH THIS PRODUCT WAS INSTALLED IN YOUR SYSTEM.

YOUR RIGHTS UNDER THIS WARRANTY ARE YOUR EXCLUSIVE REMEDIES FOR ANY FAILURE TO OVATION TO COMPLY WITH ANY EXPRESS OR IMPLIED WARRANTY. OVATION SHALL NOT BE LIABLE IN EITHER TORT OR CONTRACT FOR ANY LOSS OR DAMAGE, WHETHER DIRECT, CONSEQUENTIAL, OR INCIDENTAL, ARISING UNDER THE USE OR INABILITY TO USE THIS PRODUCT OR ANY BREACH BY OVATION OF ANY EXPRESS OR IMPLIED WARRANTY. SOME STATES DO NOT ALLOW FOR LIMITATIONS ON HOW LONG ANY IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU. THIS WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH VARY FROM STATE TO STATE.

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                                   EXHIBIT 5.4

                                LICENSE AGREEMENT

                                   (SEE TAB 9)